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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-61017 of Data Processing Resources Corporation on Form S-8 to Form S-4 Registration Statement of our report dated September 25, 1998 (October 20, 1998, as to Note 4, paragraph 11), appearing in the Annual Report on Form 10-K/A (Amendment No. 1) of Data Processing Resources Corporation for the year ended July 31, 1998.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
December 22, 1998